THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE

PLAN.  ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL

A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE BANKRUPTCY

COURT.  THIS DISCLOSURE STATEMENT WILL BE SUBMITTED FOR

APPROVAL BUT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT.

THE PLAN PROPONENTS RESERVE THE RIGHT TO AMEND THIS DISCLOSURE STATEMENT AT ANY TIME PRIOR TO THE DISCLOSURE STATEMENT HEARING

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK	x

In re:		Chapter 11

IMPART MEDIA GROUP, INC., et al.,		Case No. 08-10510-REG
Case No. 08-11892-REG

Debtors.		JOINTLY ADMINISTERED

x

AMENDED
DISCLOSURE STATEMENT ACCOMPANYING PLAN OF REORGANIZATION DATED SEPTEMBER 17, 2008 PROPOSED BY THE DEBTORS AND CO-PLAN PROPONENTS ENABLE GROWTH PARTNERS, L.P., ENABLE OPPORTUNITY  PARTNERS, L.P., PIERCE DIVERSIFIED STRATEGY MASTER FUND, ENA, HUDSON BAY FUND, L.P. AND HUDSON OVERSEAS FUND, LTD

FINKEL GOLDSTEIN ROSENBLOOM & NASH, LLP Counsel for the Debtors	OLSHAN GRUNDMAN FROME ROSENZWEIG &WOLOSKY LLP Counsel for the Creditor Proponents

Kevin J. Nash (KN 6274) 26 Broadway, Suite 711 New York, New York 10004 Telephone: 212.344.2929 Facsimile: 212.422.6836	Adam H. Friedman (AF 5125) Fredrick J. Levy (FL 0670) Park Avenue Tower 65 East 55th Street New York, New York 10022-1106 Telephone: 212.451.2216 Facsimile: 212.451.2222

ARTICLE I	SUMMARY OF THE PLAN
A	Introduction
B	Voting Procedure And Instructions
C	Disclosure Statement Enclosures
D	Confirmation Of The Plan
E	Recommendations With Respect To The Plan
F	Disclaimer

ARTICLE II	DEBTORS’ HISTORY AND BUSINESS BACKGROUND

A	Business Description and Reasons for Chapter 11
B	Capital and Financial Structure
(i) Pre-Petition Secured Debt
(ii) Pre-Petition Unsecured Note Debt

ARTICLE III	SIGNIFICANT EVENTS DURING THE BANKRUPTCY

A	Involuntary Petition and Debtors as Debtors-In-Possession
B	Bar Dates for Non-Professional Administrative Expense Claims
C	Employment of Professionals
D	Claims Bar Date
E	Lease Rejection
F	Debtor in Possession Financing
G	Sale of the Seattle Business
H	Sale of E&M

ARTICLE IV	FINANCIAL STATUS

A	Debtors’ Liabilities
B	Debtors’ Assets

ARTICLE V	DESCRIPTION OF THE PLAN

A	Introduction
B	Treatment of Unclassified Claims
C	Treatment of Classified Claims
D	Conditions Precedent to the Effective Date
E	Substantive Consolidation
F	Possible Business Combination
G	Post-Confirmation Conduct of the Reorganized Debtor
H	Certificate of Incorporation and By-Laws of Reorganized Debtor, Directors and Corporate Action.
I	Cancellation of Instruments and Stock
J	Issuance of Reorganized Debtor Common Stock
K	Continuation of the Debtors and Appointment of the Disbursing Agent
L	Disposition of Books and Records
M	Settlement of Disputed Claims Prior to the Effective Date
N	Operating Reports
O	Distributions
P	Executory Contracts and Unexpired Leases Deemed Rejected
Q	Effects of Confirmation
R	Insurance
S	Retention of Jurisdiction
T	Miscellaneous Provisions of the Plan.

ARTICLE VI	RISK FACTORS

A	Bankruptcy Considerations.

ARTICLE VII	FEASIBILITY OF THE PLAN

ARTICLE VIII	BEST INTERESTS TEST

ARTICLE IX	TAX CONSEQUENCES

ARTICLE X	SECURITIES LAW MATTERS (Bankruptcy Code § 1145 Exemption)

ARTICLE XI	CONCLUSION

ARTICLE I

SUMMARY OF THE PLAN

A. Introduction.  The Plan Proponents,1 who are the Debtors together with the Creditor Proponents Enable Growth Partners, L.P., Enable Opportunity Partners, L.P., Pierce Diversified Strategy Master Fund, ENA, Hudson Bay Fund, L.P. and Hudson Overseas Fund, Ltd, are soliciting votes from unsecured creditors of the Debtors Impart Media Group, Inc. (“IMG”) and Impart, Inc. (“Impart”) for the acceptance of the Plan of Reorganization for the Debtors.  The Plan Proponents submit that general unsecured creditors of the Debtors will receive a substantially higher distribution under the Plan than in a liquidation and that few assets will be available for distribution to unsecured creditors in a liquidation pursuant to Chapter 7 of the Bankruptcy Code.

The Plan is predicated on the following completed transactions: the sale of the Seattle Business assets of Impart to a third party for $390,000; the sale of 100% of the stock held by Impart in its subsidiary E&M to a company controlled by E&M’s president Michael Medico for $100,000; and the financial support of the Creditor Proponents who have provided substantial contributions and assistance to the Debtors, including a loan to the Debtors of $60,000, to help effectuate the Plan and to preserve the IMG’s public corporate shell for a possible Business Combination.  The Plan substantively consolidates, or combines, the Estates of the two Debtors.
Under the Plan, the Creditor Proponents have agreed to waive cash distributions on their Class 2 Creditor Proponents DIP Claim for monies loaned to the Debtors, on their administrative Creditor Proponent § 503(b) Claim for substantial contribution provided to the Debtors and on their Class 4 Noteholder Unsecured Claims.  These claims aggregate more than $2 million.  In lieu of the waived cash distributions, the Creditor Proponents have agreed to accept in full satisfaction of all Claims Reorganized Debtor Common Stock, as described in detail herein.  By virtue of the foregoing, the residual cash proceeds are freed-up to pay to claims of other general unsecured creditors, a projected 7.7% cash dividend.
This Disclosure Statement sets forth information regarding the Debtors’ pre-petition history, significant events that have occurred during the Case, the Debtors’ assets and liabilities, and the reorganization and anticipated post-reorganization operations and financing of the Reorganized Debtor.  This Disclosure Statement also describes the terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with the securities to be issued under the Plan and the manner in which distributions will be made under the Plan.  In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims eligible to vote must follow for their votes to be counted.  Factual information concerning the Debtors contained in this Disclosure Statement has been provided by the Debtors’ management and public sources.
Holders of the General Unsecured Claims and the Unsecured Note Claims are impaired under the Plan and are entitled to vote.  The Plan cancels all equity Interests in the Debtors.  Holders of Interests will receive no distribution under the Plan, and are deemed to have rejected the Plan without voting.  For this reason, the votes of Interest Holders are not solicited.
The Plan Proponents are asking that all holders of Unsecured Claims vote to accept the Plan.
For a summary of the Plan, please see Article VI hereof.  For a discussion of certain factors to be considered prior to voting, please see Articles VII, VIII, IX, X and XI hereof.
The following table summarizes the projected treatment accorded creditors and shareholders of the Debtor under the Plan:

Class	Description	Treatment	Entitled to Vote	Estimated Total Amount of Allowed Claims[2]	Estimated % Recovery
NA	Administrative Expense Claims --Debtors’ professionals	Payment in full (or as otherwise agreed)	No	$250,000[3]	100%
NA	Administrative Expense Claim -- Creditor Proponents§ 503(b) Claim[4]	Reorganized Debtor Common Stock Creditor Distribution	No	$150,000	Cash distribution waived
NA	Priority Tax Claims	Payment in full (or as otherwise agreed)	No	$72,000[5]	100%
1	Non-Tax Priority Claims	Payment in full (or as otherwise agreed)	No	$85,000[6]	100%
2	Secured Claim -- Creditor Proponents DIP Claim	Reorganized Debtor Common Stock Creditor Distribution	Yes	$60,000	Cash distribution waived
3	General Unsecured Claims	Pro Rata share of Post-Confirmation Cash after payment of senior claims	Yes	$1.2 Million[7]	7.7%
4	Noteholder Unsecured Claims	Reorganized Debtor Common Stock Creditor Distribution	Yes	$2.7 Million, including interest and other charges to the Petition Date	Cash distribution waived
5	Interests in Debtors	Cancelled and Extinguished	No		0

B. Voting Procedure And Instructions.  In accordance with section 1126(f) of the Bankruptcy Code, only Classes of Claims and Interests that are impaired under a plan may vote to accept or reject a plan.  Unimpaired Classes are conclusively presumed to have accepted the Plan.  A Class is Impaired if the legal, equitable or contractual rights attaching to Claims of Interests in that Class are modified other than by curing defaults and reinstating maturity of obligations or payment in full in Cash.

Ballots for acceptance or rejection of the Plan are being provided to Creditors in the Classes of Claims entitled to vote to accept or reject the Plan.  Each Holder of a Claim should read this Disclosure Statement and the Plan.  If you are entitled to vote, after carefully considering this Disclosure Statement and the Plan, please indicate your vote with respect to the Plan on the enclosed ballot and return such ballot before the voting deadline to Finkel Goldstein Rosenbloom & Nash, LLP, Attn Kevin J. Nash, 26 Broadway, Suite 711, New York, New York 10004.  If you are asserting more than one Claim, please copy your ballot and return one completed ballot for each Claim.
You should complete and sign the enclosed ballot and return such ballot in the envelope provided.  In order to be counted, your ballot must be actually received by Finkel Goldstein Rosenbloom & Nash, LLP, Attn Kevin J. Nash, 26 Broadway, Suite 711, New York, New York 10004, on or before 5:00 p.m. (prevailing Eastern Time) on January 16, 2009 (the “Voting Deadline”).  All forms of personal delivery of ballots including overnight delivery service, courier service, and delivery by hand are acceptable.  Facsimile and electronic transmissions are acceptable as well.  There is no need to file your Ballot with the Clerk of the Bankruptcy Court.  If your ballot is damaged or lost, or if you do not receive a ballot to which you are entitled, you may request in writing a replacement by contacting Finkel Goldstein Rosenbloom & Nash, LLP, Attn Kevin J. Nash, at the stated address.
Only actual votes will be counted.  A failure to return a ballot will not be counted either as a vote for or against the Plan.  Any improperly completed or late ballot will not be counted.  Any ballot that indicates both an acceptance and rejection of the Plan will be deemed a vote to accept the Plan.  If no votes to accept or reject the Plan are received with respect to a particular class, the class will be deemed to have voted to accept the Plan.  If a creditor casts more than one ballot voting the same Claim or Interest before the Voting Deadline, the latest dated Ballot received before the Voting Deadline will be deemed to reflect the voter’s intent and thus to supersede any prior ballots.  Creditors must vote all of their Claims within a particular Class under the Plan either to accept or reject the Plan and may not split their votes within a particular Class; thus, a ballot (or a group of ballots) within a particular Class received from a single Creditor that partially rejects and partially accepts the Plan will be deemed to have voted to accept the Plan.
C. Disclosure Statement Enclosures.  Accompanying this Disclosure Statement are copies of: the Plan (Exhibit A); the liquidation analysis prepared by the Debtors (Exhibit B); the Court’s order approving this Disclosure Statement (Exhibit C); a complete list of the Reorganized Debtor’s proposed board of directors as of the date of this Disclosure Statement (Exhibit D); the Restructuring Agreement (Exhibit E, described below); and a spreadsheet showing the projected distributions under the Plan and under a Chapter 7 liquidation (Exhibit F).8  In addition, those parties eligible to vote will receive a ballot for voting on the Plan.

D. Confirmation Of The Plan.  Your vote on the Plan is important.  In order for the Plan to be accepted, of those Holders of Claims who cast ballots, the affirmative vote of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of Claims in each class is required.

If certain Classes vote against the Plan, the Bankruptcy Court may still confirm the Plan if the Court finds that the Plan does not unfairly discriminate against the impaired Class or Classes voting against the Plan and accords fair and equitable treatment to those impaired Class or Classes.  The Plan Proponents intend to request such a “cramdown” confirmation if any Class does not vote in favor of the Plan.
The Bankruptcy Court has scheduled a hearing on confirmation of the Plan for 9:45 a.m. (prevailing Eastern Time) on January 29, 2009 at the United States Bankruptcy Court for the Southern District of New York, Old Custom House, One Bowling Green, New York, New York.  Any party in interest may object to confirmation of the Plan.  The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan, be served upon: (i) counsel to the Debtor, Finkel Goldstein Rosenbloom & Nash, LLP, Attn Kevin J. Nash, 26 Broadway, Suite 711, New York, New York 10004; (ii) counsel to the Co-Proponents, Olshan Grundman Frome Rosenzweig & Wolosky LLP, Attn:  Adam H. Friedman, Park Avenue Tower, 65 East 55th Street, New York, New Jersey 10022, and (iii) the Office of the United States Trustee, 33 Whitehall Street, New York, New York 10004 at or before 5:00 p.m. (prevailing Eastern Time) on January 26, 2009, in the manner described in the order scheduling hearing on confirmation accompanying the Disclosure Statement.  The Confirmation Hearing may be adjourned from time to time without further notice other than by announcement in open court.
E. Recommendations With Respect To The Plan.  The Plan Proponents recommend that you accept the Plan by voting your ballot accordingly and timely returning your completed ballot in the pre-printed envelope provided.

F. Disclaimer.  The Bankruptcy Court’s approval of this Disclosure Statement does not constitute either a guaranty of the accuracy of the information contained herein or an endorsement of the Plan by the Bankruptcy Court.  This Disclosure Statement is the only document authorized by the Bankruptcy Court to be used in connection with the solicitation of votes accepting the Plan.  No representations other than those explicitly set forth in this Disclosure Statement are authorized concerning the Debtor, including the value of its assets or the Claims of its creditors.  The information contained in this Disclosure Statement is for purposes of soliciting acceptances of the Plan and may not be relied upon for any other purposes.

This Disclosure Statement contains summaries of certain provisions of the Plan, certain statutory provisions, certain documents related to the Plan, certain events in the case and certain financial information.  Although the Plan Proponents believe that the Disclosure Statement and related document summaries are fair and accurate, these documents are qualified to the extent that they do not set forth the entire text of the Plan, the document referred to or the statutory provision referred to.  The terms of the Plan govern in the event of any inconsistency between it and this Disclosure Statement.  All exhibits to the Disclosure Statement are incorporated into and are a part of this Disclosure Statement as if set forth in full herein.  The statements contained in this Disclosure Statement are made as of the date hereof, unless otherwise specified, and the Plan Proponents disclaim any obligation to update any such statements after the hearing on the approval of the Disclosure Statement.
Safe harbor statement under the Private Securities Litigation Reform Act of 1995:  All forward-looking statements contained herein or otherwise made by the Debtor or Plan Proponents involve material risks and uncertainties and are subject to change based on numerous factors, including factors that are beyond the Debtor’s or Plan Proponents’ control.  Accordingly, the Debtor’s or Reorganized Debtor’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements.  Such factors include, but are not limited to, those described in this Disclosure Statement.  The Debtor does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.
This Disclosure Statement has been prepared pursuant to Section 1125 of the Bankruptcy Code and Rule 3016(b) of the Federal Rules of Bankruptcy Procedure and not prepared necessarily in accordance with federal or state securities laws or other similar laws.  The offer of Reorganized Debtor Common Stock (as defined below) made hereunder has not been registered under the Securities Act or similar state securities or “blue sky” laws.  The issuance and distribution of Reorganized Debtor Common Stock to creditors of the Debtors pursuant to the Plan are being made in reliance on the exemption from registration specified in Section 1145 of the Bankruptcy Code.  None of the stock to be issued on the Effective Date has been approved or disapproved by the Securities and Exchange Commission or by any state securities commission or similar public, governmental, or regulatory authority, and neither the Securities and Exchange Commission nor any such state authority has passed upon the accuracy or adequacy of the information contained in this Disclosure Statement or upon the merits of the Plan.  Persons or entities trading in or otherwise purchasing, selling or transferring securities of the Debtor should evaluate this Disclosure Statement and the Plan in light of the purposes for which they were prepared.
The financial information contained herein has been prepared by the Debtors and has not been audited by a certified public accountant and has not necessarily been prepared in accordance with generally accepted accounting principles.  The Creditor Proponents have not independently verified this financial information and are relying on the Debtors’ disclosures.
All parties in interest are encouraged to read the entire Disclosure Statement carefully, including the Plan and other exhibits, before deciding to vote either to accept or reject the Plan.  Holders of Claims should not, however, construe the contents of this Disclosure Statement as providing any legal, business, financial, or tax advice and should consult with their own advisors.
ARTICLE II

DEBTORS’ HISTORY AND BUSINESS BACKGROUND

A. Business Description and Reasons for Chapter 11.

The Debtors, either directly or through their affiliates described below, sometimes called the Impart Media Group are no longer active but previously provided end-to-end networked digital signage solutions for the enhanced delivery of information, brand marketing, merchandising and advertising.  The Debtors provided these solutions by designing, fabricating, integrating and adding information technology infrastructure, provisioning broadband Internet connectivity, installing, and managing customized digital signage or interactive media networks for its clients.  The Debtors also sold or facilitated placement time on these networks for the display of advertising and other media content.  Users of the Debtor’s products and services primarily consisted of out-of-home, business-to-consumer media compatible, transactional consumer environments and properties (such as banks, airports, shopping malls, supermarkets, big-box discounters, specialty retail stores, and hotels) that seek the economical benefits and cost efficiencies of a digital signage or interactive media network installed within their media properties.
The Debtors maintain an Internet website at www.impartmedia.com.  Additional public information about the Debtors is available at www.sec.gov.  Creditors are encouraged to review all public filings for additional information, including financial results.
Seattle Business.  The Debtors conducted the preponderance of their business in Seattle, Washington, where it manufactured and installed digital signage and information networks at offices at 1300 N. Northlake Way, Seattle, Washington 98103 (the “Seattle Business”).  By Court order, Impart’s Chapter 11 bankruptcy case has been jointly administered with that of IMG.  The cases are being substantively consolidated by this Plan.  As described below, the Seattle Business has been sold under auspices of the Bankruptcy Court.
E&M.  In February 2006, Impart purchased the stock of E&M Advertising, Inc., (“E&M”) a/k/a or E&M Advertising, a New York-based advertising and direct response, or DR, company, and certain of its affiliates.  E&M provides traditional placement of advertising in television, internet and print media outlets, the production of advertising content, including television and radio commercials and web design services and related marketing services.  As described below, for $100,000 and other valuable consideration, Impart is selling its stock interest in E&M back to an entity controlled by E&M’s president based upon the fact that E&M developed financial difficulties of its own, its balance sheet insolvent and is obligated for approximately $10 million of trade debt.
Sources of Revenue.  The Debtors derived their revenues for digital signage/interactive media systems and legacy audio-visual component sales primarily from a combination of (i) the sale of hardware components (e.g. Impart IQ® players/servers, displays and mounts, custom enclosures and fixtures, touchscreens, cabling, power protection, and audio-video-data accessories); (ii) the provision of subscription management services for contracted managed digital media properties (e.g. status monitoring, content management, server/web hosting); (iii) the provision of creative repurposing, production, video encoding, HTML coding, scripting, content aggregation; (iv) the provision of portal web services (e.g., royalties, fees, commissions for Impart IQ Streams® and the planned Impart IQ Ads®); (v) the provision and resale of Broadband IP connectivity; and (vi) the provision of consulting, installation, freight/warehousing/material logistics, on-site maintenance, and other custom design services.
The Debtors generated revenues from the fees and commissions they received from direct response media services, the placement of advertising, the production of advertising content and the delivery of advertising and marketing consulting services.
B. Capital and Financial Structure.  IMG’s common stock was traded on the NASDAQ Global Market under the symbol “IMMG” until it was de-listed for failure to maintain the minimum qualifying share price for the NASDAQ stock exchange.  The stock continued to trade under the symbol IMMGE in the OTCBB “pink sheets” after de-listing.  As of January 18, 2008, trading was again suspended.

(i) Pre-Petition Secured Debt

Laurus.  The Debtors and E&M entered into a Security Agreement (the “Security Agreement”) with Laurus Master Fund, Ltd., a Cayman Islands corporation (“Laurus”), pursuant to which Laurus agreed to provide them with a revolving credit facility of up to $6 million (the “Facility”).  In connection with the Facility, the Debtors executed in favor of Laurus a secured non-convertible revolving note in the principal amount of $6,000,000 (the “Note”).  The Note was secured by a blanket lien on substantially all of the assets of the Debtors pursuant to the terms of the Security Agreement.  Laurus declared an Event of Default and prior to bankruptcy, was subsequently paid in full.
(ii) Pre-Petition Unsecured Note Debt

On May 24, 2007, Impart entered into a Securities Purchase Agreement (the “Purchase Agreement”) with seven institutional investors (the “Noteholders”), pursuant to which, Impart sold unsecured notes (the “Notes”) in the aggregate principal amount of two million one hundred thousand dollars ($2,100,000.00).  The Notes were convertible, at the option of the Noteholders, into shares of common stock, par value $0.001 per share, at an initial conversion price of $0.75 per share.  The Debtor issued to the Noteholders five-year warrants to purchase an aggregate of 1,400,000 shares of our Common Stock (representing 50% of the number of shares initially issuable upon conversion of the Notes), at an initial exercise price of $0.52 per share.  Noteholders were entitled to receive registration rights pursuant to a Registration Rights Agreement that required the Debtor to file a registration statement under the Securities Act of 1933 covering the resale the shares of common stock issuable upon conversion of the principal amount and interest payable under the Notes.
The Debtors used the funds received under the above Notes for working capital and general corporate purposes, including the funding of E&M.  The Creditor Proponents are holders of Notes in the principal amount of $1.8 million (out of $2.1 million sold).  In addition, certain of the Creditor Proponents hold a total of 2,066,463 million shares of IMG Series A Preferred Stock, as well as 5,286 shares of IMG common stock together with substantial warrants for additional common stock.
ARTICLE III

SIGNIFICANT EVENTS DURING THE BANKRUPTCY

A. Involuntary Petition and Debtors as Debtors-In-Possession.  On February 14, 2008 (the “Petition Date”), an Involuntary Petition under Chapter 11 was filed against IMG by the Creditor Proponents.  The involuntary case was converted to a voluntary order for relief under Chapter 11 of the Bankruptcy Code on May 20, 2008 (the “Order for Relief Date”).  On May 21, 2008, Impart filed a voluntary petition for relief under Chapter 11.  On May 27, 2007, the Bankruptcy Court entered an Order authorizing joint administration of the Debtors’ cases.  The Debtors have continued in possession of their property and in control of their business operations pursuant to sections 1107 and 1108 of the Bankruptcy Code.  The Debtors have filed the requisite schedules of assets and liabilities and statements required pursuant to section 521 of the Bankruptcy Code and Bankruptcy Rule 1007.  The Debtors anticipate payment in full of all U.S. Trustee Fees as those fees come due in the ordinary course.

B. Pre-Order for Relief Date Events.

Restructuring Agreement and Secured Loan.  Following the filing of the Involuntary Petition, but before the Order for Relief Date and before Impart filed its voluntary petition, the Debtors and the Petitioning Creditors engaged in successful negotiations for a consensual restructuring of the Debtors.
The Restructuring Agreement.  In connection with the implementation of the restructuring, on or about May 8, 2008, the Debtors, E&M, and the Creditor Proponents entered into a Restructuring Agreement, which provided for consent to the involuntary Chapter 11 filing, against IMG, a voluntary Chapter 11 filing by Impart and the Debtors’ best efforts to consummate the restructuring through a pre-negotiated plan of reorganization.  A true copy of the Restructuring Agreement is annexed hereto as Exhibit E.
In connection with the Restructuring Agreement, Enable Growth Partners, LP, as agent for itself and all of the Creditor Proponents loaned the Debtors $25,000 pursuant to the Secured Promissory Note and Security Agreement, dated May 7, 2008 (the “Restructuring Secured Loan”).  This Restructuring Secured Loan was due on the earlier of August 15, 2008 or the effective date of a plan of reorganization of the Debtors and is secured by all of the Debtors’ assets and carries interest at 12% per annum due upon maturity.  As described below, the Restructuring Secured Loan has been rolled up into post-petition debtor in possession financing.
Purchase Agreement and Management Agreement.  Pursuant to the Restructuring Agreement, the Debtors entered into an Asset Purchase Agreement (“APA”) for the sale (the “Sale”) of the Seattle Business to Novus Communication Technologies, Inc. (“Novus” for $390,000.  As described below, the Sale has been approved by the Bankruptcy Court.  In addition, the Debtors entered into a Management Agreement with Novus, by which Novus not only managed the Seattle Business before closing on the APA, but assumed substantial post-petition obligations.
C. Employment of Professionals.  The Debtors obtained an order from the Bankruptcy Court authorizing the Debtors to employ Finkel Goldstein Rosenbloom & Nash, LLP as their bankruptcy counsel.  The Debtors are also seeking Bankruptcy Court authority to employ Peterson Sullivan PLLC (accountants), Chaffee Geddes Chucka PLLC (financial consultants) and the Otto Law Group PLLC to prepare tax returns, perform audits, prepare financial statements and to handle SEC-related work, some of which is to preserve IMG’s status as a public company so that the Business Combination anticipated by the Plan can be consummated.

D. Claims Bar Date.  Pursuant to Bankruptcy Rule 3003 and Local Bankruptcy Rule 3003-1, the Bankruptcy Court established August 15, 2008 (the “Bar Date”) as the deadline by which all Creditors holding a Claim against either of the Debtors which arose prior to the filing of the Case, and which was not listed by the Debtors on their schedules, or listed on the schedules as disputed, contingent, or in an unliquidated amount, were required to file a proof of claim with the Bankruptcy Court.  Notice of the Bar Date was timely mailed to all parties on the Court’s Master Mailing Matrix.  Persons required to file a proof of claim by the Bar Date, but who did not do so, will not receive any distribution under the Plan.  The Bar Date also applies to Administrative Expense Claims except for those pertaining to professional fees and expenses.

E. Lease Rejection.  By Order dated June 20, 2008, the Bankruptcy Court approved the rejection of the lease for Debtors’ warehouse and office facilities located at 1300 N. Northlake Way, Seattle, WA 98103.  This rejection was a condition of the Sale, as said premises will not be used by Novus.

F. Debtor in Possession Financing.  The Debtors are seeking Bankruptcy Court authority to enter into the Amended and Restated Secured Promissory Note with Creditor Proponents in the total amount of $60,000, which includes the $25,000 Restructuring Secured Loan and an additional $35,000 (the “DIP Financing”).  Under the terms of the DIP Financing, pursuant to Bankruptcy Code § 364(c)(1) and (d), the Creditor Proponents Claim is secured by a first priority lien on all of the Debtors’ assets and has super priority administrative Claim status, junior only to United States Trustee Fees.  The DIP Financing is being used to pay ordinary course expenses and to fund payment of administrative Claims under the Plan.

G. Sale of the Seattle Business.  By Order dated June 20, 2008, the Bankruptcy Court approved the Sale of the Seattle Business to Novus for cash consideration of $390,000 (the “Seattle Sale Cash Proceeds”).  In addition, by reason of a Management Agreement with the Debtors, approved by the Bankruptcy Court on an interim and final basis, Novus assumed responsibility for substantial claims that accrued in the gap period, from the Petition Date to the Management Agreement date, and paid substantially all of the operating expenses from that time to the consummation of the Sale.

H. Sale of E&M.  IMG is seeking Bankruptcy Court approval of the sale of its stock in E&M to an entity controlled by E&M’s president Michael Medico (the “Purchaser”) for $100,000 (the “E&M Stock Payment”).  Pursuant thereto, E&M, the Purchaser and the Debtors exchanged mutual releases.  By so doing, E&M waived potential claims against the Debtors of approximately $5,000,000. As the purchaser of the Debtors’ stock in E&M, the Purchaser is assuming responsibility for E&M’s liabilities.  Thus, the Debtors will have no liability for the debts of E&M.  The E&M Stock Payment is to be made over four months and is secured by all of the assets of E&M and the purchaser entity.

ARTICLE IV

FINANCIAL STATUS

A. Debtors’ Liabilities.  The Debtors estimate that, as of the Effective Date, their pre-petition and post-petition liabilities will consist of the following.  Pre-petition debts consist of known priority tax claims of approximately $72,000, as well as potential priority tax claims of the Internal Revenue Service for 2005 -2007 which will be determined when the Debtors file the returns for those years prior to confirmation (an initial estimate, by the IRS is that there is liability of approximately $22,0009) non-tax priority claims of approximately $85,000, general unsecured, non-Noteholder claims of approximately $1.2 million and unsecured Noteholder Claims of approximately $2.3 million (including interest and other charges).  The Debtors estimate that their post-petition liabilities will consist of the Creditor Proponents’ DIP Financing secured claim of $60,000 plus accrued interest, administrative claims for Chapter 11 professional fees and expenses of approximately $250,000 and the Creditor Proponents’ Bankruptcy Code § 503(b) claim provided for in the Restructuring Agreement of approximately $150,000.

B. Debtors’ Assets.  The Debtors estimate that on the Effective Date, their assets will consist of: (i) the cash remaining in the estate after payment of ordinary course expenses from the Seattle Sale Cash Proceeds (approximately $350,000), the E&M Stock Payment ($100,000), the second tranche of the remaining proceeds of the DIP Financing (approximately $35,000) less all amounts paid by the Debtors to administer the Cases and the expenses (not including the retained professionals’ fees) incurred in performing the audit and related SEC work (“Post-Confirmation Cash”); (ii) assorted other assets of de minimis value such as books and records (together with the Post-Confirmation Cash, the “Post-Confirmation Assets”). On the Effective Date, the Post-Confirmation Assets will be turned over to the Disbursing Agent.  It is also possible that prior to the Effective Date, the Debtors will have paid some of the administrative professional fees and expenses described above, including various retainers which payments will reduce both the amount of the Post-Confirmation Cash and Debtors’ liabilities.

An additional asset of the Debtors is the public corporate shell of IMG.  The value of the IMG public corporate shell with all of its SEC filings up to date is estimated to be approximately $250,000, if it were to be sold on the open market.  Under the Plan, IMG will continue in existence as the Reorganized Debtor, totally separate and apart from the Post-Confirmation Assets administered by the Disbursing Agent.  The Plan anticipates a possible Business Combination for IMG with the Creditor Proponents waiving all Cash Distributions in consideration for stock in the Reorganized Debtor whether or not the Business Combination is consummated.
ARTICLE V

DESCRIPTION OF THE PLAN

A. Introduction.  This section summarizes the important provisions of the Plan.  The Plan is annexed to this Disclosure Statement as Exhibit A.  Parties are encouraged to review the Plan in its entirety for a full understanding of its provisions and impact on creditors.

The Plan provides that all Claims are placed into the Classes set forth below, except that pursuant to Bankruptcy Code §1123(a)(1), Administrative Claims, Priority Tax Claims and Priority Gap Period Claims are not classified.
Under the Plan, unclassified Claims are not impaired.  Holders of an Administrative Claim, Priority Tax Claim and Non-Tax Priority Claim are conclusively presumed to have accepted the Plan and, therefore, are not entitled to vote to accept or reject the Plan.
Holders of Claims in the following Classes are entitled to vote to accept or reject the Plan: Class 2 (Creditor Proponents DIP Claim), Class 3 (General Unsecured Claims), and Class 4 (Noteholder Unsecured Claims).  Holders of Class 1 Claims (Non-Tax Priority Claims) will receive payment in full, so are not impaired and not entitled to vote.  Interests in the Debtors (Class 5) receive no distribution under the Plan and are conclusively presumed to have rejected the Plan and are not entitled to vote.
B. Treatment of Unclassified Claims.  The Plan provides for the following treatment of Unclassified Claims:

Administrative Expense Claims.  The Creditor Proponents have agreed to waive cash payment on their Creditor Proponents § 503(b) Claim of approximately $150,000 under Bankruptcy Code § 503(b) for payments made and expenses incurred by them up to the Effective Date to preserve and enhance the Debtors’ estates, as provided for in the Restructuring Agreement.  In lieu of the waived cash distribution on this and all other of their Claims, the Creditor Proponents have agreed to accept in full satisfaction the Reorganized Debtor Common Stock Creditor Distribution as follows: (i) in the event of and upon the consummation of the Business Combination an undetermined number of the shares issued in connection with the Business Combination,10 or (ii) in the event that no Business Combination is consummated, all of the shares of the Reorganized Debtor Common Stock, together with the Noteholders who are not Creditor Proponents.  The Reorganized Debtor Stock Creditor Distribution shall be calculated by first giving full value to the Creditor Proponent DIP Claim, which is fully secured, and then pro rata among the Creditor Proponent § 503(b) Claim and then to the Class 4 Noteholder Unsecured Claims.  The Claims of the Class 4 Noteholders who are not Creditor Proponents will receive the same treatment in Class 4 as the Creditor Proponents Noteholder Class 4 Claims.
All other Administrative Expense Claims, if any, shall be paid in full in cash as soon as practicable after the Effective Date.
Bar Dates for Administrative Claims.  Holders of Administrative Expense Claims other than retained professionals are subject to the above-described Bar Date.
Applications for Professional Fees.  All applications for professional fees for services rendered and reimbursement of expenses in connection with the Bankruptcy Case prior to the Effective Date are Administrative Expense Claims and shall be filed with the Bankruptcy Court within sixty (60) days after the Effective Date.  Any such application not filed within sixty (60) days after the Effective Date shall be deemed waived and the Holder of such Claim shall be forever barred from receiving payment on account thereof.  The Debtors’ counsel has agreed to total payment of not more than $50,000 inclusive of the retainer already received.  All other professionals retained by the Debtors in the Cases will be paid the full amounts awarded by the Court, subject to the caps agreed to in the retention.  All such professional fees incurred by the Debtors in their Cases s will be paid by the Disbursing Agent from the Post-Confirmation Cash.
U.S. Trustee Fees.  All unpaid U.S. Trustee Fees incurred before the Effective Date shall be timely paid by the Debtor in the ordinary course as such U.S. Trustee Fees become due and payable.  All unpaid U.S. Trustee Fees incurred after the Effective Date shall be timely paid by the Disbursing Agent from the Post-Confirmation Cash in the ordinary course as such U.S. Trustee Fees become due and payable.
Allowed Priority Tax Claims.  Allowed Priority Tax Claims shall be paid in full from Post-Confirmation Cash as soon as practicable after the Effective Date, including any tax due pursuant to the Debtors’ tax returns for 2005 - 2007 to be filed prior to confirmation.11
C. Treatment of Classified Claims.  The Plan provides for the following treatment of Claims in the following Classes:

Class 1 (Non-Tax Priority Claims).  Allowed Non-Tax Priority claims shall be paid in full by the Disbursing Agent from the Post-Confirmation Cash as soon as practicable after the Effective Date.
Class 2 (Secured Claim).  The Creditor Proponents have agreed to waive Cash Distribution on their secured, Allowed Creditor Proponents DIP Claim of $60,000, plus interest.  In lieu of the waived Cash Distribution on this and all other of their Claims, the Creditor Proponents have agreed to accept in full satisfaction thereof the Reorganized Debtor Common Stock Creditor Distribution as follows: (i) in the event of and upon the consummation of the Business Combination, an undetermined number of the total shares issued in connection with the Business Combination12, or (ii) in the event that no Business Combination is consummated, all of the shares of the Reorganized Debtor Common Stock.  The Noteholders who are not Creditor Proponents will receive the same treatment.  The Reorganized Debtor Stock Creditor Distribution shall be calculated by first giving full value to the Creditor Proponent DIP Claim, which is fully secured, and then pro rata among the Creditor Proponent § 503(b) Claim and then to the Class 4 Noteholder Unsecured Claims.  The Claims of the Class 4 Noteholders who are not Creditor Proponents will receive the same treatment in Class 4 as the Creditor Proponents Noteholder Class 4 Claims.  The Reorganized Debtor Stock Creditor Distribution shall be exempt from all registration requirements pursuant to Bankruptcy Code § 1145.
Class 3 (General Unsecured Claims).  As soon as reasonably practicable after the Effective Date, the Disbursing Agent, after payment of senior claims and after reserving sufficient Cash to pay professional fees and all post-Effective Date expenses of the Debtors, shall pay to each Holder of a Class 3 Allowed General Unsecured Claim, in full satisfaction, settlement of, and in exchange for, such Allowed Unsecured Claim, such Holder’s Pro Rata share of such Distribution of the of the Post-Confirmation Cash.
Class 4 (Noteholder Unsecured Claims).  The Holders of Allowed Noteholder Unsecured Claims shall receive in full satisfaction thereof the Reorganized Debtor Common Stock Creditor Distribution as follows: (i) in the event of and upon the consummation of the Business Combination, an undetermined number of the total shares issued in connection with the Business Combination13, or (ii) in the event that no Business Combination is consummated, all of the shares of the Reorganized Debtor Common Stock.  The Noteholders who are not Creditor Proponents will receive the same treatment.  The Reorganized Debtor Stock Creditor Distribution shall be calculated by first giving full value to the Creditor Proponent DIP Claim, which is fully secured, and then pro rata among the Creditor Proponent § 503(b) Claim and then to the Class 4 Noteholder Unsecured Claims.  The Claims of the Class 4 Noteholders who are not Creditor Proponents will receive the same treatment in Class 4 as the Creditor Proponents Noteholder Class 4 Claims.  The Reorganized Debtor Stock Creditor Distribution shall be exempt from all registration requirements pursuant to Bankruptcy Code § 1145.
Class 5 (Interests).  On the Effective Date, equity interests in each of the Debtors shall be extinguished and canceled, and the shares so canceled shall be restored to the status of authorized but unissued shares pursuant to Impart’s corporate charter, certificate of incorporation and by-laws, all with no further action required to accomplish same.  Pursuant to the absolute priority requirements of §1129(b)(2) of the Code, the holders of Class 4 Interests will receive no distribution under the Plan and are deemed to have rejected the Plan.
Reservation of Rights.  Except as otherwise provided in the Plan or the Confirmation Order, the Debtors’ or Disbursing Agent’s rights and defenses, both legal and equitable, with respect to any Claims or Administrative Expense Claims, including, but not limited to, all rights with respect to legal and equitable defenses to setoffs or recoupments, shall be unaffected and unaltered.  From and after the Effective Date, the Disbursing Agent shall be deemed to be the successor in interest to the Debtor with respect to all such rights and defenses.
Reorganized Debtor’s Divestiture of Interest in the Debtors and the Post Confirmation Assets.  As of the Effective Date, the Reorganized Debtor shall have no interest whatsoever in the Post-Confirmation Assets and no liability of any kind for Claims against the Debtors.  The Claims of the Creditors of the Debtors may only be satisfied from the Post-Confirmation Cash.  As described below, all power and obligations of the Debtors pursuant to the Plan shall vest in the Disbursing Agent on the Effective Date.
Classes Entitled to Vote.  Holders of Claims in Classes 2, 3 and 4 shall be entitled to vote to accept or reject the Plan.
Acceptance by Impaired Classes of Claims.  An Impaired Class of Claims shall have accepted the Plan if (a) the Holders (other than any Holder designated under Bankruptcy Code § 1126(e)) of at least two-thirds in amount of the Allowed Claims actually voting in such Class have voted to accept the Plan and (ii) the Holders (other than any Holder designated under Bankruptcy Code § 1126(e)) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan.
Cramdown.  If each Impaired Class of Claims with respect to each Debtor does not accept the Plan, the Plan Proponents request Confirmation of the Plan under Bankruptcy Code § 1129(b).  The Plan Proponents reserve the right to modify the Plan to the extent, if any, that Confirmation pursuant to Bankruptcy Code § 1129(b) requires modification or for any other reason in their discretion.
D. Conditions Precedent to the Effective Date.   Each of the following events shall

occur on or before the Effective Date:
(a) The Final Confirmation Order shall have been entered, in a form and substance reasonably acceptable to each of the Plan Proponents and which shall include one or more findings that (i) the Plan was proposed in good faith by the Plan Proponents, (ii) the Plan satisfied the applicable provisions of the Bankruptcy Code as set forth in Bankruptcy Code § 1125(e), and (iii) the Reorganized Debtor is a successor to the Debtors only to the limited extent needed to comply with Bankruptcy Code § 1145 and for no other reason under any state or federal law;
(b) The Debtors shall be in full compliance with and all state and federal (including SEC) tax and securities laws and regulations.
(c) The Debtors shall be current on all state and federal (including SEC) tax and securities filing requirements, including all required tax returns and audits.
(d) the Bankruptcy Court shall have determined that the Disbursing Agent is duly authorized to take the actions contemplated in the Plan which approval and authorization may be set forth in the Confirmation Order;
(e) all documents, instruments, and agreements provided under, or necessary to implement the Plan shall have been executed and delivered by the applicable parties.
            Waiver of Conditions Precedent to the Effective Date.  The Plan Proponents may waive in writing any or all of the conditions precedent to the Effective Date set forth in Article 6.2, whereupon the Effective Date shall occur without further action by any Person; provided, however, that the conditions specified in Article 6.1(a) may not be waived.
E. Substantive Consolidation. The Plan consolidates the Debtors’ cases for all purposes.  The Creditors of each Debtor are Creditors of the other and the assets of each are the assets of the other.

F. Possible Business Combination.  The Creditor Proponents anticipate that possibly within six months, but not later than one year, from the Effective Date, the public shell of IMG, as the Reorganized Debtor, will be merged into a merger partner entity, or a similar transaction (the “Business Combination”). The Creditor Proponents will be responsible for funding the Reorganized Debtor from the Effective Date to the consummation of the Business Combination, including without limitation the cost of complying with all SEC filing requirements and the completion and filing of all tax returns.  No merger partner has yet been agreed upon, and it is possible that the Business Combination may not take place.  Upon the consummation of the Business Combination, the Reorganized Debtor shall issue the Reorganized Debtor Common Stock and distribute same pursuant to the Reorganized Debtor Common Stock Creditor Distribution and pursuant to the terms of the Business Combination and the transaction documents entered into with regard to the Business Combination.

G. Post-Confirmation Conduct of the Reorganized Debtor.  On the Effective Date, ten (10) shares of the Reorganized Debtor Common Stock shall be issued to a Person who shall be named prior to the Confirmation Hearing and who shall be the sole officer and director of the Reorganized Debtor.  No other Reorganized Debtor Common Stock shall be issued except to effectuate the Reorganized Debtor Common Stock Creditor Distribution and to consummate the Business Combination.  The sole officer and director of the Reorganized Debtor, will take all steps necessary to maintain the Reorganized Debtor as a public, corporate entity, as set forth below, and take all steps necessary to effectuate the Business Combination.

H. Certificate of Incorporation and By-Laws of Reorganized Debtor, Directors and Corporate Action.

(a) Certificate of Incorporation and By-Laws.  On the Effective Date, the by-laws and certificate of incorporation of IMG shall remain in full force and effect as the by-laws and certificate of incorporation of the Reorganized Debtor.  After the Effective Date, the Reorganized Debtor may amend and restate the certificate of incorporation and by-laws as permitted by applicable law.
(b) Directors and Officers of the Reorganized Debtor.  The classification and composition of the board of directors of the Reorganized Debtor shall be consistent with the certificate of incorporation and by-laws.  Each such director shall serve from and after the Effective Date pursuant to the terms of the certificate of incorporation and by-laws, the other constituent documents of the Reorganized Debtor, and applicable law.  Pursuant to the Plan, the power of the directors and officers of the Reorganized Debtor is limited to and they are directed to take all steps necessary to (i) maintain the corporate existence of the Reorganized Debtor, (ii) consummate the Business Combination and (iii) effectuate the Reorganized Debtor Common Stock Creditor Distribution.
I. Cancellation of Instruments and Stock.  On the Effective Date, all Interests in the Debtors, any and all stock options (including, but not limited to, all stock options granted to the Debtors’ employees), any and all warrants and any instrument evidencing or creating any indebtedness or obligation of the Debtors, except such instruments that are issued under the Plan, shall be canceled and extinguished.  Additionally, as of the Effective Date, all Interests in the Debtors, and any and all warrants, options, rights or interests with respect to equity interest in the Debtors that have been authorized to be issued but that have not been issued shall be deemed canceled and extinguished without any further action of any party.

All such cancelled and extinguished Interests in IMG shall constitute shares authorized but unissued pursuant to IMG’s corporate charter, certificate of incorporation and by-laws, each of which shall remain in effect for the Reorganized Debtor.
J. Issuance of Reorganized Debtor Common Stock.  Ten (10) shares of Reorganized Debtor Common Stock shall be issued on the Effective Date.  Thereafter, Reorganized Debtor Common Stock authorized under IMG’s certificate of incorporation and by-laws shall be issued in connection with the Reorganized Debtor Common Stock Creditor Distribution pursuant to the terms thereof and in connection with the Business Combination, if any, and the transaction documents of the Business Combination.  The Confirmation Order shall include a finding and conclusion, binding upon all parties to the Bankruptcy Case, the Debtors, the Reorganized Debtor, the Disbursing Agent, the SEC and all other federal, state and local regulatory enforcement agencies, to the effect that the offer and issuance of the Reorganized Debtor Common Stock Creditor Distribution fall within the exemption(s) from registration under the Securities Act and any state or local law pursuant to Bankruptcy Code § 1145.

K. Continuation of the Debtors and Appointment of the Disbursing Agent.

(a) Turnover.  On the Effective Date, the Post-Confirmation Cash shall be turned over to the Disbursing Agent for distribution pursuant to the terms of the Plan.  All distributions will be made by the Disbursing Agent from the Post-Confirmation Cash.  In addition, from the Post-Confirmation Cash, the Disbursing Agent shall pay all of the fees awarded post-Effective Date to the professionals retained by the Debtors in their Cases and all expenses of the Disbursing Agent.   All of the other Post-Confirmation Assets will likewise be turned over to the Disbursing Agent for disposition pursuant to the Plan.  Upon and after the Effective Date, the Reorganized Debtor shall retain no interest in any of the Post-Confirmation Assets.  The Reorganized Debtor retains only IMG’s public company corporate shell and nothing else.
(b) Creation of Reserve.  To the extent necessary to pay the awards of fees of the professionals retained by the Debtors in their Cases and to pay the post-Effective Date expenses of the Debtors, including the fees and expenses of the Disbursing Agent, before making the Distributions, the Disbursing Agent shall create a reserve sufficient to fund all such payments.
(c) Appointment.  The Confirmation Order shall provide for the appointment of a Disbursing Agent to administer the Post-Confirmation Assets and make all Distributions.  The Disbursing Agent will be responsible for (a) paying, objecting to, settling and administering Administrative Expense Claims and Priority Claims; (b) paying, objecting to, settling and administering Class 1, Class 2 and Class 3 Claims; (c) performing normal wind-up administrative activities and functions for the Post-Confirmation Assets; and (d) paying all United States Trustee fees and other necessary expenses of administering the Debtors after the Effective Date.  In making Distributions and taking other actions authorized in the Plan, the Disbursing Agent shall be entitled to rely upon information provided by the Debtors’ books and records and such other sources as are reasonably relied upon in the ordinary course of business.
(d) Nomination.  The Plan Proponents propose that Finkel Goldstein Rosenbloom & Nash LLP, shall serve as the Disbursing Agent. The Disbursing Agent may retain additional professionals (including any professional retained in the Case), and such other individuals as he or she reasonably deems necessary to assist in the performance of the Disbursing Agent’s duties.  With the approval of the Court after notice and hearing, the Disbursing Agent may elect to create a trust entity to hold the Post Confirmation Assets.
(e) Compensation.  The Disbursing Agent shall be compensated on an hourly basis, up to a maximum amount of $10,000.  The Disbursing Agent shall be authorized to pay the claims and other expenses of the Debtors, including its fees and expenses from the Post-Confirmation Cash, without a further order of the Bankruptcy Court.
(f) Authorized Actions.  The Disbursing Agent shall be authorized to perform all actions required to consummate the Plan and for closing of the Case, including but not limited to the filing of any post-confirmation tax returns that may be required and applying for a final decree pursuant to section 350 of the Bankruptcy Code.  The Disbursing Agent shall be authorized to liquidate or abandon any residual Post-Confirmation Assets, the disposition of which are not otherwise provided for in the Plan, without further judicial review or order of the Court.
(g) Limitation of Authority.  In his role as the sole officer and director of the Reorganized Debtor, the Disbursing agent shall be limited to the actions required under the Plan to maintain the public corporate existence of the Reorganized Debtor, to consummate the Business Combination and to effectuate the Reorganized Debtor Common Stock Creditor Distribution.
(h) Resignation.  The Disbursing Agent may resign from such position by executing an instrument in writing and filing that instrument with the Bankruptcy Court; provided, however, that a resigning Disbursing Agent shall continue to serve as Disbursing Agent after his, her or its resignation until such time as the appointment of a successor Disbursing Agent shall become effective.
(i) Removal.  The Bankruptcy Court, on its own motion or by motion by any party in interest, including without limitation the Plan Proponents, may remove the Disbursing Agent.  Upon such removal, the Bankruptcy Court shall replace the Disbursing Agent with another entity or individual.
(j) Appointment.  In the event of the death, resignation, incompetence or removal of the Disbursing Agent, a replacement Disbursing Agent shall be appointed by the Bankruptcy Court.  Every successor Disbursing Agent appointed hereunder shall execute, acknowledge and deliver to the Bankruptcy Court and to the resigning Disbursing Agent, if applicable, an instrument accepting such appointment, and thereupon such successor Disbursing Agent, without any further act, deed or conveyance, shall become vested with the rights, powers, trusts, and duties of the previous Disbursing Agent.
L. Disposition of Books and Records.  After providing reasonable notice to the Reorganized Debtor and all parties who have requested special post-confirmation notice, the Disbursing Agent may order the destruction of all remaining records that are part of or relate to the Post-Confirmation Assets he does not believe are required to be held, whether for remaining estate obligations or for legal reasons.  Such books and records, including electronic versions, not otherwise requested by and delivered to the Reorganized Debtor, may be destroyed during the wind down process, destroyed at the conclusion of the case, or stored for a reasonable period of time after the Case is closed.

M. Settlement of Disputed Claims Prior to the Effective Date.  At any time prior to the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtors may settle some or all Disputed Claims subject to obtaining any necessary Bankruptcy Court approval.

N. Operating Reports.  Prior to the Effective Date, the Debtors shall timely file all reports, including without limitation, monthly operating reports, required by the Bankruptcy Court, Bankruptcy Code, Bankruptcy Rules or Office of the United States Trustee.  After the Effective Date, the Disbursing Agent shall timely file all reports, including without limitation, quarterly operating reports, as required by the Bankruptcy Court, Bankruptcy Code, Bankruptcy Rules or Office of the United States Trustee.

O. Distributions.  The Plan includes the following provisions to govern Distributions of Assets under the Plan by the Disbursing Agent:

(a) Distributions for Claims Allowed as of the Effective Date.  Except as otherwise provided herein or as ordered by the Bankruptcy Court, Distributions to Creditors for Allowed Claims shall be made as soon as practicable after the Effective Date.  Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made as soon as reasonably practicable after such Claim becomes an Allowed Claim.  The Disbursing Agent shall create a reserve from the Post-Confirmation Cash an amount reasonably estimated to be necessary to pay the expenses of the Disbursing Agent (including payment of professionals retained by the Debtors in their Cases, payment of reasonable compensation of the Disbursing Agent and payment of any professionals retained by the Disbursing Agent).
(b) Means of Cash Payment.  Cash payments made pursuant to the Plan shall be in U.S. funds, by the means, including by check or wire transfer, determined by the Disbursing Agent.
(c) Delivery of Distribution.  Distributions to holders of Allowed Claims shall be made (a) at the addresses set forth on the Proofs of Claim Filed by such holders (or at the last known addresses of such holders if no Proof of Claim is Filed or if the Debtor has been notified of a change of address); (b) at the addresses set forth in any written notices of address changes delivered the Disbursing Agent; or (c) if no Proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address, at the addresses reflected in the Bankruptcy Schedules, if any.
(d) Objection Deadline; Prosecution of Objections; Late Filed Claims Expunged.  As soon as reasonably practicable, but in no event later than the Claims Objection Deadline, which shall be ninety (90) days after the Effective Date (unless extended, after notice to those creditors who requested notice in accordance with Bankruptcy Rule 2002, by an Order of the Bankruptcy Court), the Disbursing Agent shall File objections to Claims and serve such objections upon the holders of each of the Claims to which objections are made.  All late filed Claims (those filed after the Bar Date) are deemed expunged absent further order of this Court allowing same.  The Disbursing Agent shall be authorized to resolve all Disputed Claims by withdrawing or settling such objections thereto, or by litigating to judgment in the Bankruptcy Court or such other court having competent jurisdiction the validity, nature, and/or amount thereof.  If the Disbursing Agent and the holder of a Disputed Claim agree to compromise, settle, and/or resolve a Disputed Claim by granting such holder an Allowed Claim in the amount of $10,000 or less, then the Disbursing Agent may compromise, settle, and/or resolve such Disputed Claim without further Bankruptcy Court approval.  Otherwise, the Disbursing Agent may only compromise, settle, and/or resolve such Disputed Claim with Bankruptcy Court approval.
(e) No Distributions Pending Allowance.  Notwithstanding any other provision of the Plan, no payments or Distribution by the Disbursing Agent shall be made with respect to all or any portion of a Disputed Claim in which the Disbursing Agent has an interest unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.
(f) Withholding and Reporting Requirements.  In connection with the Plan and all Distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions hereunder shall be subject to any such withholding and reporting requirements.  The Disbursing Agent shall be authorized to take any and all actions that may be reasonably necessary or appropriate to comply with such withholding and reporting requirements.
(g) Setoffs.  The Disbursing Agent may, but shall not be required to, setoff against any Claim, and the payments or other Distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtors or the Disbursing Agent, respectively, may have against the holder of such Claim; provided, however, neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Disbursing Agent of any such Claim that the Disbursing Agent may have against such holder, unless otherwise agreed to in writing by such holder and the Disbursing Agent, as applicable.
P. Executory Contracts and Unexpired Leases Deemed Rejected. All of the Debtor’s executory contracts and unexpired leases shall be deemed rejected on the Effective Date except to the extent (a) the Debtors previously has assumed or rejected an executory contract or unexpired lease, or (b) prior to the Effective Date, the Debtors has Filed or does File a motion to assume an executory contract or unexpired lease on which the Bankruptcy Court has not ruled.

Q. Effects of Confirmation.  The Plan provides that Confirmation will have the following effects:

(a) Discharge.  Except as otherwise set forth in the Plan or the Confirmation Order, the rights afforded under the Plan and the treatment of Claims and Interests under the Plan are in exchange for and in complete satisfaction, discharge, and release of, all Claims including any interest accrued on any Claims from the Petition Date, and the termination of all Interests.  Confirmation shall (a) discharge the Debtor and the Reorganized Debtor from all Claims or other debts that arose before the Confirmation Date, and all debts of a kind specified in Bankruptcy Code §§ 502(g), (h), or (i), whether or not (i) a Proof of Claim based on such debt is Filed or deemed Filed under Bankruptcy Code § 501; (ii) a Claim based on such debt is Allowed; or (iii) the holder of a Claim based on such debt has accepted the Plan; and (b) terminate all Interests and other rights of Interests in the Debtors.
(b) Injunction.  Except as otherwise expressly provided herein or in the Confirmation Order, all Persons or entities who have held, hold or may hold Claims against or Interests in either of the Debtors, and all other parties in interest, along with their respective present and former employees, agents, officers, directors, principals and affiliates, are permanently enjoined, from and after the Effective Date, from (a) commencing or continuing in any manner any action or other proceeding of any kin on any such Claim or Interest against any of the Debtors, the Reorganized Debtor or the Creditor Proponents, (b) the enforcement, attachment, collection or recovery by any manner or means of any judgment, award, decree or other against the Debtors, Reorganized Debtor or the Creditor Proponents, (c) creating, perfecting or enforcing any encumbrance of any kind against the Debtors, the Reorganized Debtor or the Creditor Proponents or against the property or interests in property of the Debtors, the Reorganized Debtor or the Creditor Proponents, (d) asserting any right of setoff, subrogation or recoupment of any kind against any obligation due to the Debtors or against the property or interests in property of the Debtors, Reorganized Debtor or the Creditor Proponents with respect to such Claim or Interest or (e) pursuing any claim released pursuant to this Article IX of the Plan.  Such injunction shall extend to any successors of the Debtors and the Reorganized Debtor, and their respective properties and interests in properties.
(c) Exculpation and Limitation of Liability.  Pursuant to and to the extent permitted by section 1125(e) of the Code, and notwithstanding any other provision of the Plan, no holder of a Claim or Interest shall have any right of action against the Debtors, the Reorganized Debtor, the Post-Confirmation Assets. the Secured Parties, the Plan Proponents or any of their respective managers, officers, directors, agents, attorneys, investment bankers, financial advisors, other professionals, or any of their respective property and assets for any act or omission in connection with, relating to or arising out of the pursuit of confirmation of the Plan, the consummation of the Plan, or the administration of the Plan or the property to be distributed under the Plan, except for acts or omissions which constitute willful misconduct or gross negligence.
(d) RELEASES.
ON THE EFFECTIVE DATE, THE DEBTORS, THEIR ESTATES, E&M AND ALL CREDITORS OF E&M OR OTHERS WITH CLAIMS THROUGH E&M (CONSISTENT WITH THE STOCK PURCHASE AGREEMENT), THE REORGANIZED DEBTOR AND THE PLAN PROPONENTS (COLLECTIVELY, THE “RELEASOR PARTIES”) SHALL BE DEEMED TO HAVE RELEASED AND DISCHARGED TO THE FULLEST EXTENT POSSIBLE ALL PRESENT AND FORMER OFFICERS, DIRECTORS, AGENTS, ATTORNEYS, INVESTMENT BANKERS, FINANCIAL ADVISORS, AND PROFESSIONALS EMPLOYED BY OR ASSOCIATED WITH THE RELEASOR PARTIES (THE “RELEASED PARTIES”), OF AND FROM ANY AND ALL CLAIM OR CAUSE OF ACTION, WHETHER KNOWN OR UNKNOWN, ASSERTED OR NOT ASSERTED, SCHEDULED OR NOT SCHEDULED AND WHETHER ARISING UNDER THE BANKRUPTCY CODE OR OTHER APPLICABLE STATE OR FEDERAL LAW, ARISING FROM OR RELATED TO ACTS OR OMISSIONS (EXCEPT FOR GROSS NEGLIGENCE OR INTENTIONAL FRAUD) OCCURRING ON OR BEFORE THE EFFECTIVE DATE OF THE PLAN AND THE RELEASOR PARTIES COVENANT NOT TO SUE ANY OF THE RELEASED PARTIES WITH RESPECT TO THE CLAIMS RELEASED HEREIN.
(e) Legal Binding Effect.  The provisions of the Plan shall bind all holders of Claims and Interests and their respective successors and assigns, whether or not they accept the Plan.
R. Insurance.  Confirmation and consummation of the Plan shall have no effect on insurance policies of the Debtors in which the Debtors are or were insured parties.  Each insurance company is prohibited from, and the Confirmation Order shall include an injunction against, denying, refusing, altering or delaying coverage on any basis regarding or related to the Debtors’ Bankruptcy Cases, the Plan or any provision within the Plan, including the treatment or means of liquidation set out within the Plan for insured Claims.

S. Retention of Jurisdiction.  The Plan provides that, pursuant to Bankruptcy Code §§ 105(a) and 1142, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, the Case and the Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

(a) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim, including the resolution of any application or request for payment of any Administrative Claim, and the resolution of any objections to the allowance or priority of Claims;
(b) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters, including, but not limited to, all Causes of Action, and consider and act upon the compromise and settlement of any Claim, or Cause of Action;
(c) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection therewith;
(d) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan;
(e) consider any modifications of the Plan, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;
(f) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any Person with the implementation, consummation, or enforcement of the Plan or the Confirmation Order;
(g) hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order and the Business Combination;
(h) enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Case;
(i) hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code §§ 346, 505 and 1146;
(j) hear and determine all matters related to the Post-Confirmation Assets, the Debtors, the Reorganized Debtor and the Disbursing Agent from and after the Effective Date;
(k) hear and determine such other matters as may be provided in the Confirmation Order and as may be authorized under the provisions of the Bankruptcy Code; and
(l) enter a final decree closing the Case.
T. Miscellaneous Provisions of the Plan.

(a) Revocation, Withdrawal or Non-Consummation.  Without limiting the application of Article 11.2 of the Plan, the Debtor and Agent, upon five (5) Business Days notice to the other, reserve the right to withdraw as a Plan Proponent prior to the Confirmation Hearing Date.  If the Plan is withdrawn or if Confirmation or Effective Date does not occur, then (a) the Plan shall be null and void in all respects, (b) settlements (other than the Settlement Agreement) or compromises embodied in the Plan, assumptions or rejections of executory contracts or unexpired leases affected by the Plan, and any documents or agreements executed pursuant to the Plan, shall be deemed null and void, and (c) nothing contained in the Plan or the Disclosure Statement shall (i) constitute a waiver or release of any Claims by or against, or any Interests in, the Debtor or any other Person, (ii) prejudice in any manner the rights of the Debtor, the Secured Parties or any other Person, or (iii) constitute an admission of any sort by the Debtor, the Secured Parties or any other Person.
(b) Termination of Plan Based on Impracticability of Business Combination.  If the Reorganized Debtor determines in its sole and absolute discretion that the Business Combination is impracticable or undesirable, then the Reorganized Debtor may elect not to proceed with the Business Combination and 100% of the Reorganized Debtor Common Stock shall be immediately distributed to the Holders of Claims entitled same pursuant to the Reorganized Debtor common Stock Creditor Distribution.  However, Court permission is required to proceed with the Business Combination more than one year after the Effective Date.
(c) Severability of Plan Provisions.  If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of either of the Plan Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may be altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.
(d) Exemption from Transfer Taxes.  In accordance with Bankruptcy Code § 1146(a), the Bankruptcy Court will be requested to make findings, in the Confirmation Order, that: (i) the issuance, transfer or exchange of security under the Plan or the making or delivery of an instrument of transfer, and (ii) the transfers of the Debtors’ assets, including but not limited to the transfer to Novus and the E&M purchaser, shall not be taxed under any law imposing stamp or similar tax.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument, without requiring the payment of any stamp or similar tax.
(e) Access to Information.  After the Effective Date, the Reorganized Debtor and the Disbursing Agent shall grant to the other such access to the Debtors’ books and records in their possession relating to the conduct of the Debtors’ business prior to the Effective Date and such cooperation and assistance as shall be reasonably required to enable each of them to complete their respective legal, regulatory, fiduciary, and financial reporting requirements and to complete their respective tax returns.
(f) Interest Accrual.  No postpetition interest shall accrue on any Claim or scheduled liability (including, but not limited to, Allowed Administrative Claims).
(g) Allocation of Plan Distributions between Principal and Interest.  To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of indebtedness and accrued but unpaid interest thereon, such distribution shall, for federal income tax purposes, be allocated to the principal amount of the Claim first, and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.
(h) Rules of Interpretation; Computation of Time.  For purposes of the Plan, (a) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document as being in a particular form or containing particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (b) any reference in the Plan to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified, or supplemented, (c) unless otherwise specified, all references in the Plan to Sections, Articles, and Exhibits, if any, are references to Sections, Articles, and Exhibits of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are inserted for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction set forth in Bankruptcy Code § 102 and in the Bankruptcy Rules shall apply.  In computing any period of time prescribed or allowed by the Plan, unless otherwise specifically designated herein, the provisions of Bankruptcy Rule 9006(a) shall apply.
(i) Plan Documents.  The Plan Documents are incorporated herein and are a part of the Plan as if set forth in full herein.
(j) Successors and Assigns.  The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.
(k) Governing Law.  Unless a rule of law or procedure is supplied by federal law, including the Bankruptcy Code and Bankruptcy Rules, (a) the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, and (b) governance matters shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflict of law thereof.
(l) Entire Agreement.  The Plan and the Plan Documents set forth the entire agreement and understanding among the parties in interest relating to the subject matter hereof and supersede all prior discussions and documents.
(m) Modification of the Plan.  The Plan Proponents may alter, amend, or modify the Plan or any Plan Documents under Bankruptcy Code § 1127(a) at any time prior to the Confirmation Date.  After the Confirmation Date and prior to Effective Date of the Plan, the Plan Proponents may, under Bankruptcy Code § 1127(b), institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially or adversely affect the treatment of holders of Claims or Interests under the Plan; provided, however, prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or Order of the Bankruptcy Court.
(n) Turnover of Property of the Debtors.  On the Effective Date, the Post-Confirmation Assets shall be turned over to the Disbursing Agent for disposition pursuant to the Plan.
ARTICLE VI

RISK FACTORS

Holders of Claims against the Debtors who are entitled to vote to accept or reject the Plan should carefully consider the risk factors set forth below prior to voting to accept or reject the Plan.
A. Bankruptcy Considerations.

1.	Failure to Receive Requisite Accepting Votes.

In order for the Plan to be accepted, of those Holders of Claims who cast ballots, the affirmative vote of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of Allowed Claims in each voting class is required.  If the requisite votes are not received to accept the Plan, and if the Plan is not confirmed by the Bankruptcy Court pursuant to the so-called “cram down” provision of section 1129(b) of the Bankruptcy Code, the Debtors may seek to liquidate the Debtors in accordance with chapter 7 of the Bankruptcy Code.  There can be no assurance that the terms of a liquidation under chapter 7 of the Bankruptcy Code would be similar to or as favorable to Holders of Claims and Interests as those proposed in the Plan.  The Plan Proponents believe that the financial results would not be as favorable to such Holders in a proceeding under chapter 7 of the Bankruptcy Code.  Specifically, the Plan Proponents submit that the Distribution to Holders of Claims in Classes 1, 2, 3 and 4 would be substantially less in a chapter 7 proceeding than under the Plan.
2.	Risk of Non-Confirmation of the Plan.

Although the Plan Proponents believe that the Plan satisfies all legal requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will confirm the Plan.  There can also be no assurance that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate re-solicitation of votes to accept or reject the Plan.
3.	Risk of Additional or Larger Claims.

The Disclosure Statement and its attached exhibits necessarily include estimates, including estimates of future events.  These estimates, made by the Debtors, include, but are not limited to estimates as to the total amount of Claims that will be asserted against the Debtors, and the outcome of Disputed Claims.  The Debtors believe that the estimates presented are reasonable and appropriate under the circumstances.  Nevertheless, there is a risk that unforeseen future events may cause one or more of these estimates to be materially inaccurate.  Among the potential risks are the risk that additional prepetition or Administrative Expense Claims may be asserted, that Disputed Claims may be resolved at higher amounts than expected or that the resolution of such Claims may require the expenditure of unanticipated professional fees.  If one or more of these estimates proves to be inaccurate, the amount of funds available for Distribution pursuant to the Plan may be reduced.
ARTICLE VII

FEASIBILITY OF THE PLAN

As a condition to confirmation, Bankruptcy Code § 1129(a)(11) requires that the proponents of a plan show that confirmation is not likely to be followed by the liquidation of the debtor or the need for further financial reorganization, unless such liquidation or reorganization is a component of the Plan.  The Plan provides for the Debtors’ Assets to be liquidated for the benefit of all Holders of Claims, except for the Claims of the Creditor Proponents and the other Noteholders, in the manner and on the terms set forth in the Plan.  Accordingly, the Plan Proponents submit that the requirements of Bankruptcy Code § 1129(a)(11) are largely inapplicable in the Debtors’ Bankruptcy Case.  The Cash payments provided for in the Plan will be funded by the Cash already in the Debtors’ bankruptcy estates.  The Claims of the Creditor Proponents are impaired and they understand that the possibility of and value of the distribution of Reorganized Debtor Common Stock is speculative.
Accordingly, the Plan Proponents believe that the Plan satisfies the feasibility requirement of Section 1129(a)(11) of the Bankruptcy Code.
ARTICLE VIII

BEST INTERESTS TEST

Notwithstanding acceptance of a Chapter 11 plan by each impaired Class, to confirm the Plan, the Bankruptcy Court must determine that the Plan is in the best interests of each Holder of an impaired Claim that has not voted to accept the Plan.  Accordingly, if an impaired Class does not unanimously accept the Plan, the best interests test of Bankruptcy Code § 1129(a)(7) requires that the Bankruptcy Court find that the Plan provides to each Holder of such Claim or Interest a recovery on account thereof that has a value at least equal to the amount that such holder would receive if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.
To estimate the recovery of an impaired holder of a claim or interest under a Chapter 7 liquidation, the Bankruptcy Court first determines the aggregate dollar amount that would be available if the Chapter 11 case were converted to a Chapter 7 case and the assets of the debtor liquidated by a Chapter 7 trustee.  The liquidation value would consist of the net proceeds of the disposition of the debtor’s assets and cash held by the debtor, reduced by the additional increased costs of liquidation and the administrative claims that would arise in a Chapter 7 liquidation case but that do not arise in a Chapter 11 case.
The additional costs and expenses of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a Chapter 7 trustee and compensation for services rendered and reimbursement of disbursements incurred on behalf of such trustee’s counsel and other professionals, disposition expenses, litigation costs, and claims arising during the pendency of the Chapter 7 liquidation case.  The liquidation itself may trigger certain priority claims, which must be paid out of liquidation proceeds before the balance is made available to pay other claims.
The Chapter 7 distribution and liquidation analysis attached as Exhibit F estimates that each Holder of an Allowed general unsecured Claim herein, Classes 3 and 4 (the Allowed  General Unsecured Claims and Noteholder Unsecured Claims) would receive approximately 4.5% of its Allowed Claim.  This analysis includes the sale by the Chapter 7 trustee of the IMG public corporate shell.  In contrast, pursuant to the Plan it is estimated that the Holders of Class 3 General Unsecured Claims will receive 7.7%.  Under the Plan, the Creditor Proponents are waiving cash distributions on their secured, administrative and general unsecured claims and will receive instead the Reorganized Debtor Common Stock Creditor Distribution, whether or not there is a Business Combination.  Under a Chapter 7 liquidation, those Creditor Proponent Claims are entitled to Cash distributions and, although the Chapter 7 estate is enhanced by the sale of the IMG corporate shell, it is also diminished by the added expenses of the Chapter 7 trustee.
Accordingly, the Plan Proponents believe that the Plan satisfies the best interest requirement of Section 1129(a)(7) of the Bankruptcy Code.
ARTICLE IX

TAX CONSEQUENCES

A. Tax Consequences of Confirmation.

Circular 230 Disclaimer:  To ensure compliance with requirements imposed by the Internal Revenue Service (the “IRS”), we inform you that any U.S. federal tax advice contained in this communication (including any attachments) is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or tax-related matter(s) addressed herein.
Confirmation may have federal income tax consequences for the Debtor and Holders of Claims or Interests.  The Plan Proponents have not obtained and do not intend to request a ruling from the IRS, nor have the Plan Proponents obtained an opinion of counsel with respect to any tax matters.  Any federal income tax matters raised by Confirmation of the Plan are governed by the Internal Revenue Code and the regulations promulgated thereunder.  Creditors and Holders of Interests are urged to consult their own counsel and tax advisors as to the consequences to them, under federal and applicable state, local and foreign tax laws, of the Plan.  The following is intended to be a summary only and not a substitute for careful tax planning with a tax professional.  The federal, state and local tax consequences of the Plan may be complex in some circumstances and, in some cases, uncertain.  Accordingly, each Holder of a Claim or Interest is strongly urged to consult with his or her own tax advisor regarding the federal, state and local tax consequences of the Plan.
B. Tax Consequences to the Debtors.  The Debtors may not recognize income as a result of the discharge of debt pursuant to the Plan because § 108 of the Internal Revenue Code provides that taxpayers in bankruptcy proceedings do not recognize income from the discharge of debt.  However, a taxpayer is required to reduce its “tax attributes” by the amount of the debt discharged.  Tax attributes are reduced in the following order: (i) net operating losses; (ii) general business credits; (iii) capital loss carryovers; (iv) basis in assets; and (v) foreign tax credits.

C. Tax Consequences to Unsecured Creditors.  An unsecured Creditor that receives only Cash in satisfaction of its Claim may recognize gain or loss, with respect to the principal amount of the Claim, equal to the difference between (i) the Creditor’s basis in the Claim (other than the portion of the Claim, if any, attributable to accrued interest), and (ii) the balance of the Cash received after any allocation to accrued interest.  The character of the gain or loss as capital gain or loss, or ordinary income or loss, will generally be determined by whether the Claim is a capital asset in the Creditor’s hands.  A Creditor will also recognize ordinary income or loss in respect of any other consideration received, as well as consideration received for accrued interest on the Claim.

D. Disclaimer.  Holders of Claims or Interests should not rely on this Disclosure Statement with respect to the tax consequences of the Plan.  They should consult with their own tax counsel or advisor.  The discussion of tax consequences in this Disclosure Statement is not intended to be a complete discussion or analysis.

ARTICLE X

SECURITIES LAW MATTERS

(Bankruptcy Code § 1145 Exemption)

RECIPIENTS OF SECURITIES ISSUED UNDER THE PLAN ARE ADVISED TO CONSULT WITH THEIR OWN COUNSEL AS TO THE AVAILABILITY OF ANY OF THE FOLLOWING EXEMPTIONS FROM REGISTRATION UNDER STATE SECURITIES LAWS IN ANY GIVEN INSTANCE AND AS TO ANY APPLICABLE REQUIREMENTS OR CONDITIONS TO THE AVAILABILITY THEREOF.
Upon consummation of a Business Combination, the Reorganized Debtor Common Stock will be distributed to the Creditors entitled to same under the Plan pursuant to the exemption provided by Bankruptcy Code § 1145.. Section 1145 of the Bankruptcy Code generally exempts from registration the offer or sale of a debtor’s securities of those or an affiliate of, or a successor to, the debtor under a chapter 11 plan if such securities are offered or sold in exchange for a claim against, or interest in, or a claim for an administrative expense concerning such debtor. The Plan Proponents believe that the issuance of the Reorganized Debtor Common Stock to the Creditors who are entitled to same under the Plan in exchange for Claims against the Debtors will satisfy the requirements of Section 1145(a) of the Bankruptcy Code. Therefore, under Section 1145 of the Bankruptcy Code, the issuance of the Reorganized Debtor Common Stock and the subsequent resale of such securities by entities that are not “underwriters” (as defined in Section 1145(b) of the Bankruptcy Code, a “Section 1145 Underwriter”) are not subject to the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) or equivalent state securities laws.  Thus, such shares will be deemed to have been issued in a registered public offering under the Securities Act and, therefore, the Debtor believes may be resold by any holder thereof without registration under the Securities Act pursuant to the exemption provided by section 4(1) thereof unless the holder is a Section 1145 Underwriter.  In addition, such securities generally may be resold by the recipients thereof without registration under state securities or “blue sky” laws pursuant to various exemptions provided by the respective laws of the several states.
Section 1145(b) of the Bankruptcy Code generally defines “underwriter” for purposes of the Securities Act as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution of such securities, (d) is an issuer (in this case, the Reorganized Debtor) of the securities within the meaning of section 2(11) of the Securities Act. The reference contained in Bankruptcy Code § 1145(b)(1)(D) to Section 2(11) of the Securities Act includes as Section 1145 Underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with, an issuer or securities. “Control” (as defined in Rule 405 under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of the Reorganized Debtor or its successor, under a plan of reorganization may be deemed to be a “control person,” particularly if the management position or directorship is coupled with ownership of a significant percentage of Reorganized Debtor’s or its successor’s voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor that owns at least ten percent (10%) of the securities of the Reorganized Debtor is a presumptive “control person” of Reorganized Debtor. To the extent that persons deemed to be “underwriters” receive Reorganized Debtor Common Stock, resales by such persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law.
It is the Plan Proponents’ view that the Creditors receiving the Reorganized Debtor Common Stock do not fall within the definition of “underwriter” set forth in Section 1145(b) of the Bankruptcy Code and therefore is not prohibited from receiving shares pursuant the exemption provided by Section 1145 of the Bankruptcy Code. In reaching this conclusion, the Plan Proponents considered the following factors: (i) the Creditor’s receiving the Reorganized Debtor Common Stock will not be in a position to control, nor exert any meaningful influence over, the affairs of the Reorganized Debtor prior to the Effective Date and (ii) the Creditors receiving the Reorganized Debtor Common Stock will not receive same until after the Effective Date, at which time they will become a holder of less than ten percent (10%) of the shares of Reorganized Debtor or its successor. Accordingly, the Creditors receiving the Reorganized Debtor Common Stock will not be considered to be a “control person” as such term is defined in the Securities Act. If, however, the Securities and Exchange Commission (the “SEC”) were to take the position that the Creditors receiving the Reorganized Debtor Common Stock were a “control person” and thus falls within the definition of “underwriter” set forth in Section 1145(b) of the Bankruptcy Code, the issuance of the Reorganized Debtor Common Stock would nonetheless be exempt from registration as a transaction by an issuer not involving any public offering pursuant to Section 4(2) of the Securities Act. In such a case, the Reorganized Debtor Common Stock may be resold pursuant to Rule 144, discussed below.
Upon consummation of a Business Combination, it is expected that the Reorganized Debtor will issue to the Business Combination partner the vast majority (perhaps over 90%) of the Reorganized Debtor Common Stock. The Reorganized Debtor Common Stock will be issued pursuant to Section 4(2) of the Securities Act as a transaction not involving a public offering. The Reorganized Debtor does not intend to register the Reorganized Debtor Common Stock under the Securities Act and therefore the Reorganized Debtor Common Stock will be restricted as to transfer by the Business Combination partner who is not receiving shares in consideration of Claims against the Debtors. The Business Combination partner may, however, be able to sell such shares without registration pursuant to the resale provisions of Rule 144 under the Securities Act.
ARTICLE XI

CONCLUSION

Based on the information in this Disclosure Statement, the Plan Proponents believe that confirmation of the Plan is in the best interests of the Debtors, their bankruptcy estates and holders of Claims against and Interests in the Debtors.  Accordingly, the Plan Proponents ask that Creditors and Interest holders vote in favor of the Plan on the enclosed ballot and return the ballot as described above and on the ballot.
RECOMMENDATION

THE PLAN PROPONENTS BELIEVE THAT CONFIRMATION OF THE PLAN IS PREFERABLE TO ANY OF THE ALTERNATIVES DESCRIBED ABOVE AND THAT THE PLAN IS DESIGNED TO PROVIDE GREATER RECOVERIES THAN THOSE AVAILABLE IN ANY OTHER FORM OF LIQUIDATION.  ANY OTHER ALTERNATIVE WOULD CAUSE SIGNIFICANT DELAY AND UNCERTAINTY, AS WELL AS ADDITIONAL ADMINISTRATIVE COSTS.
THUS, THE PLAN PROPONENTS RECOMMEND THAT YOU VOTE TO “ACCEPT” THE PLAN.

1  Capitalized terms not defined in this Disclosure Statement shall have the meaning ascribed to them in the Plan; however, for clarity and ease of reference, some of the definitions are repeated herein.

2  All financial information, including without limitation the estimates of Claims and other expenses of the Debtors, which the Plan Proponents have utilized in the Plan and the Disclosure Statement have been prepared by the Debtors.  The Creditor Proponents have not independently verified such financial information and are relying upon the Debtors’ disclosures.

3   The Debtors’ bankruptcy counsel has agreed to cap its total compensation at $50,000.  In addition, the Debtors are retaining various professionals to perform audit and tax work to insure the Debtors’ compliance with all state and federal tax and security filing requirements.

4  The Term Sheet and Restructuring Agreement provide for allowance of reasonable fees and expenses of the Creditor Plan Proponents in formulating the Plan, Disclosure Statement and other required documents as a 503(b) claim herein.

5  As described below, the Debtors have not filed federal tax returns for 2005, 2006 and 2007 but will do so before Confirmation and provide copies of such returns to the IRS on or before December 31, 2008.  The Debtors believe that no tax is due.  However, the IRS has indicated that tax may be due as a result of the Debtors’ affiliation with Limelight Inc. and has estimated that liability at $22,000 while fully reserving its rights upon the filing of the missing returns.

6 As set forth in the Asset Purchase Agreement described below, Novus has assumed liability for a significant amount of gap period expenses.

7 This amount includes all General Unsecured Claims against the Debtors including Disputed Claims but not including claims by E&M which claims E&M is releasing and not including claims by Creditors of E&M which could be asserted against the Debtors, which Claims are to be paid by E&M pursuant to the Stock Purchase Agreement.

8  Only Exhibit “A” is being filed at this time.  The other Exhibits will be filed prior to the hearing on the Disclosure Statement.

9   This is an estimate only. The IRS has reserved all rights to determine the actual liability upon the filing of the returns.  The Debtors will provide these returns to the IRS on or about December 31, 2008.

10  Although the actual number of shares is undetermined, the Creditor Proponents believe that they will receive less than 10% of the Reorganized Debtor Common Stock.

11   The Debtors have agreed to provide these returns to the IRS on or about December 31, 2008.

12  Although the actual number of shares is undetermined, the Creditor Proponents believe that they will receive less than 10% of the Reorganized Debtor Common Stock.

13  Although the actual number of shares is undetermined, the Creditor Proponents believe that they will receive less than 10% of the Reorganized Debtor Common Stock.

Dated: December 1, 2008

IMPART, INC. and IMPART MEDIA GROUP, INC. Debtors and Debtors-in-Possession

By:	/s/ Joe F. Martinez
Name:	Joe F. Martinez
Title:	CEO

ENABLE GROWTH PARTNERS, LP

By:	/s/
Name:	Brendan O’Neil
Title:	President and Chief Investment Officer

ENABLE OPPORTUNITY PARTNERS, L.P.

By:	/s/
Name:	Brendan O’Neil
Title:	President and Chief Investment Officer

PIERCE DIVERSIFIED STRATEGY MASTER FUND, ENA

By:	/s/
Name:	Brendan O’Neil
Title:	President and Chief Investment Officer

HUDSON BAY FUND, L.P.

By:	/s/
Name:	Yoav Roth
Title:	Principal and Portfolio Manager

HUDSON OVERSEAS FUND, LTD

By:	/s/
Name:	Yoav Roth
Title:	Principal and Portfolio Manager